EXHIBIT 5.1

                            COHNE, RAPPAPORT & SEGAL
                         257 East 200 South, Suite 700.
                            Salt lake City, UT 84111
                            Telephone: (801) 532-2666
                            Facsimile: (801) 238-4606

January 17, 2007

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: Park City Group, Inc.
    Form SB-2 Registration Statement

Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Park City Group Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that
(i) the 3,142,842 currently outstanding shares covered by the Registration Statement have been duly authorized by all requisite action on the part of the Company and are fully paid, non-assessable and legally issued, and (ii) the 816,837 shares of common stock issuable upon the exercise of the warrants by the Selling Stockholders covered by the Registration Statement have been duly authorized and reserved for issuance, and upon exercise of such warrants and the payment of the exercise price in accordance with the terms of the warrants, such shares of common stock will be validly issued, fully paid, non-assessable, and legally issued by the Company.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


                                                   /s/ Cohne. Rappaport & Segal
                                                   Cohne, Rappapot & Segal